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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 24, 1998 in this Form 8-K on the combined statement of revenue and certain expenses of Three Christina Centre and our report dated April 15, 1998 in this Form 8-K on the combined statement of revenue and certain expenses of the DKM Properties into the Company's previously filed Registration Statements on Forms S-3 (File No. 333-46647, File No. 333-39155 and File No. 333-20999) and Forms S-8 (File No. 333-14243 and File No. 333-28427).

                                                             ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
     April 16, 1998